EXHIBIT 1.1

                                                                  DRAFT 10/17/96
                        LUNDGREN BROS. CONSTRUCTION, INC.

                    $3,000,000 SENIOR SUBORDINATED DEBENTURES


                             UNDERWRITING AGREEMENT


                                                          Minneapolis, Minnesota
                                                               October ___, 1996

Miller & Schroeder Financial, Inc.
Offerman & Company
c/o Miller & Schroeder Financial, Inc.
220 South Sixth Street, Suite 300
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

1. Introductory. Lundgren Bros. Construction, Inc., a Minnesota corporation (the "Company"), proposes to issue and sell up to $3,000,000 aggregate principal amount of its Senior Subordinated Debentures as described in the Registration Statement referred to below. Said $3,000,000 principal amount is referred to herein as the "Debentures." The Debentures will be issued pursuant to an Indenture (the "Indenture") dated as of October ___, 1996 between the Company and National City Bank of Minneapolis, National Association, as Trustee (the "Trustee").

       The Company hereby confirms its agreement with you, Miller & Schroeder Financial, Inc. and Offerman & Company, as underwriters (the "Underwriters") to offer and sell the Debentures on a "best efforts" basis without any minimum upon the terms and conditions herein.

       The Company hereby agrees with the Underwriters as follows:

2.     Representations and Warranties of the Company.

       (a) The Company represents and warrants to, and agrees with, the Underwriters that:

              (i)    A registration statement on Form S-1 (File No. 333-     ),
              including a form of prospectus, relating to the Debentures has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder (collectively, the "Act"; all references herein to specific rules are rules promulgated under the Act) has been filed with the Commission and either (A) has been declared effective under the Act and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means
              (A) if the Company has advised you that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (B) if the Company has advised you that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such Registration Statement, as amended at the Effective Time, including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the Debentures, as first filed with the Commission pursuant to and in accordance with Rule 424(b) or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "Prospectus."

              (ii) The Commission has not issued any order preventing or suspending the use of the Prospectus. If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (B) on the date of this Agreement, and at all times subsequent thereto up to and including the Final Closing Date as defined below, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and at all times subsequent thereto up to and including the Final Closing Date as defined below. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, and at all times subsequent thereto up to and including the Final Closing Date as defined below, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters or their counsel specifically for use therein.

              (iii) The Company and its wholly-owned subsidiary, Brush Masters, Inc., which constitutes its only active subsidiary (the "Subsidiary"), together with Lundgren Bros. Mortgage Company and Lundgren Bros. of Stillwater, Inc., which are wholly-owned inactive subsidiaries, have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective states of incorporation, with full power and authority, corporate and otherwise, to own their properties and conduct their business as described in the Prospectus. The Company and the Subsidiary have never been qualified as foreign corporations and have transacted business only in the State of Minnesota.

              (iv) All of the shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and are owned by the Company, free and clear of any security interest, lien or restriction. Except for the Subsidiary, the Company owns no securities of any other entity and nor does the Subsidiary have any subsidiaries or own any securities of any other entity.

              (v) The authorized and issued indebtedness of the Company and of the Subsidiary is correctly set forth in the Prospectus, as of the dates indicated. There are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them expect as are described in the Prospectus. The capitalization of the Company as of the date indicated is as set forth under the caption "Capitalization" in the Prospectus. The issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were issued in compliance with all federal and state securities laws. There are no other classes of capital stock, authorized or outstanding, except as described in the Prospectus. The Company has no outstanding options, warrants or other rights to purchase shares of its capital stock outstanding. The indebtedness of the Company and of the Subsidiary has been duly authorized. None of the outstanding shares of capital stock of the Company was issued in violation of preemptive rights of any stockholder of the Company.

              (vi) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles affecting the enforcement of creditors' rights generally and except as rights to indemnity hereunder may be limited by applicable securities laws, including the Act and the rules and regulations thereunder.

              (vii) The Company has the power and authority to execute and deliver the Indenture and to carry out the terms thereof, and has the power to authorize, issue and sell the Debentures on the terms and conditions set forth in this Agreement and in the Indenture. The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles affecting enforcement of creditors' rights generally. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Debentures have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered and paid for pursuant to this Agreement, the Debentures will have been duly and validly executed, issued and delivered by the Company and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture.

              (viii) The Debentures and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus. The certificates for the Debentures to be delivered hereunder are in due and proper form as provided for by the Indenture.

              (ix) There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. Contracts and documents so described in the Prospectus are in full force and effect on the date hereof and through the Final Closing Date. All descriptions of such contracts and documents in the Prospectus are correct in all material respects. Neither the Company nor the Subsidiary nor, to the best knowledge of the Company, any other party, is in breach of or default under any of such contracts.

              (x) Neither the issue and sale of the Debentures, the performance of this Agreement or the Indenture, nor the consummation of the transactions contemplated herein and therein will conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of any of them is subject; nor will such action result in any violation of the provisions of the Articles of Incorporation or bylaws of the Company or any Subsidiary or any applicable law, order, rule or regulation or administrative or court decree, writ or injunction of any governmental authority, court or arbitration having jurisdiction over the Company or its property or assets except those as to which the Company has obtained a waiver. No consent, approval, authorization or other order of any court, regulatory body, administrative agency, other governmental body or any self-regulatory agency having jurisdiction over the Company or its property or assets is required for the execution and delivery and performance of this Agreement or the Indenture or the consummation of the transactions and performance contemplated herein or therein or in the Prospectus, except such as will be or have been obtained under the Act and except as may be required under applicable blue sky laws or the rules and regulations of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Debentures by you.

              (xi) The accountants who have expressed their opinions with respect to certain financial statements and schedules included or incorporated by reference in the Registration Statement are independent accountants as required by the Act.

              (xii) The consolidated financial statements of the Company, together with the notes thereto, included in the Registration Statement present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates of such financial statements, and the consolidated results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the respective periods covered thereby. Such financial statements and related notes have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved and comply in all material respects with the requirements of the Act. The selected financial data set forth in the Prospectus present fairly the information set forth therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus.

              (xiii) A copy of the Company's Articles of Incorporation and bylaws, both amended to date, have been provided to Underwriters' counsel, and neither has been subsequently amended or restated as of the date of this Agreement. Neither the Company nor any Subsidiary is in violation of its Articles of Incorporation or bylaws or other governing instruments or in default under any administrative or court decree, or in default with respect to any material provision of any lease, loan agreement, indenture, franchise, license, permit or other contractual obligation to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject. There does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

              (xiv) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, if determined adversely to the Company or to any Subsidiary, would individually or in the aggregate result in a material change in the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiary taken as a whole or might materially and adversely affect the consummation of the transactions contemplated by this Agreement or the repayment of the Debentures; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

              (xv) There are no holders of securities of the Company having rights to registration thereof or preemptive rights with respect to the Debentures, except as disclosed in the Prospectus. The Debentures will be issued free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer and other defects of title.

              (xvi) The Company and the Subsidiary have good and marketable title to all the properties and assets reflected as owned by the Company and the Subsidiary in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those arising in the ordinary course of business in the development of lots and the construction of homes as described in the Prospectus and which do not interfere in any material respect with the use of such property or the conduct of the business of the Company or the subsidiary. Except as described in the Prospectus, the Company and the Subsidiary hold their leased properties under valid and binding leases which are in full force and effect. Neither the Company nor any Subsidiary has any notice of any claim adverse to the rights of the Company or any Subsidiary under any such leases or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased premises.

              (xvii) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any of the Debentures.

              (xviii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated or contemplated in the Prospectus, (A) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business,
              (B) there has not been any material adverse change in the condition, financial or otherwise, results of operations, earnings, business affairs or business prospects nor any material change in the capital stock, short-term debt or long-term debt (including capitalized lease obligations)of the Company or any Subsidiary, (C) there has not been any material transaction entered into by the Company or any Subsidiary, (D) except as described in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (E) there has not been any material loss or damage, which is not adequately insured, to the property of Company or any Subsidiary (considered as a whole), or
              (F) there has not been any bonus payment made inconsistent with the restrictions on the Bonus Plan described in the Indenture, and
              (G) there has not been and will not have been any event which constitutes a default under the provisions of the Indenture without regard to any notice requirements with respect thereto contained in the Indenture.

              (xix) The Company and the Subsidiary maintain insurance, which is in full force and effect, of the types and in the amounts adequate for their businesses and similar in type and amount to the insurance coverage maintained by similar companies and businesses, and in accordance with the provisions of the Indenture.

              (xx) To the best of the Company's knowledge, the Company and the Subsidiary own and possess all right, title and interest in and to, or have duly licensed from third parties, all trademarks, copyrights, inventions, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) and other proprietary rights ("Trade Rights") presently employed by any of them in connection with the business now operated by them. Neither the Company nor any Subsidiary has received any notice of infringement, misappropriation or conflict from any third party as to such Trade Rights which has not been resolved or disposed of, and neither the Company nor any Subsidiary, to the best of the Company's knowledge, has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties.

              (xxi) The Company and the Subsidiary own, possess or have obtained all material governmental licenses, permits, certificates, consents, orders, approvals, permits and other authorizations from the state, federal, court or other regulatory authorities necessary to own or lease, as the case may be, and to operate their properties and to carry on their respective business as presently conducted and as contemplated by the Prospectus, and neither the Company nor any Subsidiary has received any notice of proceedings which have been instituted (or to the Company's knowledge, threatened) relating to the revocation, limitation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations. The business of the Company and the Subsidiary is being conducted in all material respects with any applicable federal, state, local or foreign law, ordinance, rule, regulation, judgment, decree, injunction or order or requirement of any court or other governmental entity. Neither the Company nor the Subsidiary and no officer, director, shareholder or agent of such company has been authorized to receive or make, and is not receiving or making, any bribe, kickback, or other illegal payment with respect to the business conducted by such company.

              (xxii) No labor dispute with the employees of the Company or any Subsidiary exists or, to the best knowledge of the Company, is imminent which might reasonably be expected to materially adversely affect the condition, financial or otherwise, results of operations, earnings, business affairs or business prospects of the Company and the Subsidiary, taken as a whole. To the best knowledge of the Company, no members of senior management presently intend to leave the Company or any Subsidiary.

              (xxiii) All United States federal income tax returns required by law to be filed by or on behalf of the Company and the Subsidiary have been filed and all taxes shown by such returns or otherwise assessed which are due and payable as of or prior to the date hereof have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in order to comply with GAAP. All other tax returns that are required to have been filed by or on behalf of the Company and the Subsidiary pursuant to applicable foreign, state, local or other law have been filed, and the Company and the Subsidiary have paid all taxes due as of or prior to the date hereof pursuant to such returns or pursuant to any assessment received by them, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiary in respect of any income and corporation tax liability (or for any payments to be made in respect of any tax sharing agreements or arrangements) for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined.

              (xxiv) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term as defined in the Investment Company Act of 1940, as amended.

              (xxv) No broker, finder, consultant or other person or entity is entitled to any brokerage, finder's or other fee or commission in connection with the issuance and sale of the Debentures, except as may be provided to the Underwriters by the express terms of this Agreement and there is no outstanding or threatened claim for services in the nature of a "finder's fee" with respect to such financing; and the Company agrees to indemnify and hold the Underwriters harmless from and against any claims, losses, judgments or expenses resulting from any finder's fees payable in connection herewith.

              (xxvi) The Company has not sold any securities in violation of
              Section 5(a) of the Act.

              (xxvii) The conditions for use of a registration statement on Form S-1 set forth in the General Instructions to Form S-1 have been satisfied with respect to the Company and the Registration Statement.

              (xxviii) The statistical information in the Prospectus which is derived from the Company's financial records has been accurately derived therefrom and, as set forth, is not in conflict with other information known to the Company.

              (xxix) All descriptions in the Registration Statement or Prospectus of statutes, regulations, legal or governmental proceedings, the Indenture, the Debentures, or other contracts or other documents are accurate in all material respects and fairly present the information shown.

              (xxx) The Company has not distributed and will not distribute any prospectus or any other offering material in connection with the offering and sale of the Debentures other than the Prospectus or other materials permitted by the act to be distributed by the Company and consented to by the Underwriters.

              (xxxi) Taken as a whole, the Company maintains a system of internal accounting controls sufficient to provide that:

                     (A) transactions are executed in accordance with management's general or specific authorization;

                     (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;

                     (C) access to assets is permitted only in accordance with management's general or specific authorization; and

                     (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xxxii) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any outstanding securities of the Company (including the Debentures) to facilitate the sale or resale of the Debentures.

              (xxxiii) On each Closing Date all transfer or other taxes, if any (other than income taxes), which are required to be paid in connection with the sale or transfer of the Debentures will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

              (xxxiv) Each acceptance by the Company of an offer for the purchase of Debentures and each issuance of Debentures shall be deemed an affirmation of the Company that the representations and warranties contained herein are true and correct at the time of such acceptance or of such issuance, in each case as though expressly made at that time.

       (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.     Representations and Warranties of the Underwriters.

       Each Underwriter hereby represents and warrants to the Company as follows:

       (a) It is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

       (b) It is duly licensed and a registered broker-dealer in good standing under the Securities Exchange Act of 1934 and under the appropriate laws and regulations of Minnesota and each of the states in which offers, offers for sale, or sales of the Debentures will be made by it, and no proceedings have been initiated or to the best of its knowledge threatened to suspend such license or membership.

       (c) It has the power and authority to execute and deliver this Agreement and to carry out its terms. This Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of it, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity, and shall not constitute or result in any material breach or violation of any of the terms, provisions or conditions of, or constitute a material default under any federal, state or local statute, law or regulation applicable to it or any material contract commitment, instrument or document to which it is a party or by which it is bound, its articles of incorporation or bylaws, or any order, arbitration award, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over it or its activities; and except for registration under the Act and applicable state securities or blue sky laws for the sale of Debentures, and compliance with the rules of the NASD, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated hereby.

4.     Offer and Sale of Debentures.

       (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company appoints you as the Underwriters to offer and sell the Debentures, on a "best efforts," "no minimum" basis for the period referred to in paragraph 4(c) hereof, and the Underwriters accept such appointment and agree to use their best efforts to sell the Debentures for the Company, without a firm commitment by the Underwriters to purchase any Debentures, and that you and your "Selected Dealers" (as hereinafter defined) shall be required to take and pay for only such Debentures as are sold to the public or as you or your Selected Dealers otherwise commit to purchase by written confirmation, subject in each case to applicable closing conditions as herein set forth.

       (b) The Underwriters shall offer and sell the Debentures for the Company upon the terms and conditions set forth in the Prospectus, as the same may be amended or supplemented from time to time. The purchase price for the Debentures shall be par plus accrued interest in accordance with the Indenture. Upon the closing of the sale of any of the Debentures, you shall receive an amount equal to six percent (6%) of the principal amount (not including accrued interest) as commission for the sale, and an amount equal to three percent (3%) of the purchase price as an underwriting management fee.

       (c) Your appointment as Underwriters shall be exclusive and not subject to termination by the Company for a period of six months after the Effective Time. Upon the expiration of the foregoing period, this Agreement shall remain in effect, unless the Company thereafter terminates your appointment, which it may do at any time after such expiration, upon written notice given to the Underwriters as provided herein.

       (d) You may appoint dealers ("Selected Dealers") which are members in good standing of the National Association of Securities Dealers, Inc. to offer and sell the Debentures and, in connection with such appointment, may allow concessions to such Selected Dealers from the public offering price of the Debentures in such amount as you may deem appropriate.

       (e) Debentures purchased from the Company in accordance with this Agreement shall be confirmed by you, as principal, to the Company at the purchase price set forth in paragraph 4(b) above. Resales of such Debentures shall be confirmed by you, as principal, to the public at the Price to Public set forth in the Prospectus, or any amendment thereof or supplement thereto, or to Selected Dealers at such Price to Public less the applicable Selected Dealer's concession, all subject to the respective Closings hereinafter referred to.

5. Payment and Delivery. On the basis of the representations, warranties and agreements, but subject to the terms and conditions, set forth in this Agreement, payment of the purchase price for, and delivery of, the Debentures sold as contemplated hereunder shall be made as follows:

       (a) You shall promptly confirm to the Company the principal amount of the Debentures which have been "sold" within the meaning of paragraph 5(d).

       (b) Delivery of the Debentures against payment therefor shall be made before 2:00 p.m., local Minneapolis, Minnesota time at a mutually agreed upon location, (i) no later than the fifteenth (15th) day of each month during the term of this Agreement, or (ii) on such earlier date or dates as shall be agreed upon by you and the Company, as to Debentures "sold" as defined in paragraph 5(d). Such events being herein called "Closing(s)" and such times and dates being herein called the "Closing Date(s)."

       (c) The Debentures delivered on each Closing Date shall be registered in such names and such denominations as you have instructed pursuant to paragraph 5(d), and shall be made available to you in definitive form for the purpose of inspection and packaging at least twenty-four (24) hours before each respective Closing Date. Delivery of Debentures to the respective purchasers or Selected Dealers shall be made by you. Pending delivery on each Closing Date, proceeds from the sale of Debentures will be held by you in a separate account.

       (d) On each Closing Date, you shall remit to the Company the purchase price for the Debentures, as determined in accordance with paragraph 4(b) hereof, which you have confirmed to the Company and which have been sold in accordance with the terms and provisions of this Agreement. Such purchase price may be remitted to the Company net of the commissions referred to in paragraph 4(b) and the expenses for which the Company is responsible under this Agreement. Appropriate instructions for the registration of the Debentures and authentication and delivery thereof pursuant to the Indenture, which instructions shall include the names, addresses and social security or tax identification numbers of the registered holders, the principal amounts of the Debentures and the dates the Debentures are deemed "sold" within the terms of paragraph 5(d) hereof shall be provided to the Trustee with respect to each remittance of funds. The Company shall have instructed the Trustee to accept instructions for the registration of the Debentures directly from you, and copies of such instructions shall be given to the Company at the same time they are furnished to the Trustee. The Company agrees that copies of the confirmation for each sale will satisfy the requirement for instructions contained in this paragraph.

       (e) Debentures shall be deemed to have been sold on the date payment in good funds is received by you for such Debentures. Funds received from investors in payment for Debentures shall be transmitted by you to a separate bank account no later than 12:00 noon on the next business day after such funds are received and shall be held by you as agent for such investors. Each Debenture will be dated as of October ___, 1996. As provided in the Indenture, interest will accrue on each Debenture from the later of October ___, 1996 or the most recent "Interest Payment Date" (as defined in the Indenture). In the event you hold Debentures in your name on the record date for the payment of such interest (resulting from the purchase of Debentures for your own account or otherwise), which Debentures have not been resold, you shall be entitled to receive such interest, subject to your right to direct the Trustee to pay over such interest, in whole or in part, to a subsequent purchaser.

6.     Certain Agreements of the Company. The Company covenants and agrees that:

       (a) The Company will use its best efforts to cause the Registration Statement, if the Effective Time is subsequent to the execution and delivery of this Agreement, and any amendment thereof, to become effective. If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Company will advise you promptly of any such filing pursuant to Rule 424(b).

       (b) The Company will advise you promptly of: (i) any proposal to amend or supplement the Registration Statement or the Prospectus and will not affect such amendment or supplementation without your consent; (ii) the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus; (iii) the institution by the Commission of any stop order in respect of the Registration Statement or of any notification or other communication relating to the institution of any stop order proceedings in respect of the Registration Statement (and the Company will use all reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting: if issued); and (iv) any notification of the suspension of qualification of the Debentures for sale in any jurisdiction or the initiation or threat of any proceedings for that purpose. The Company will also promptly comply with any reasonable requests for additional information.

       (c) If, at any time when a prospectus relating to the Debentures is required to be delivered under the Act, any event occurs as a result of which the Company believes, or in the professional judgment of counsel to the Company or of counsel to the Underwriters, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will advise you promptly thereof and will prepare promptly and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

       (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least twelve (12) months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date: except that if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day, after the end of such fourth fiscal quarter.

       (e) The Company will furnish to you copies of the Registration Statement (two of which will be originally executed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you shall reasonably request.

       (f) The Company will use its reasonable efforts to arrange for the qualification of the Debentures for sale under the blue sky laws of such jurisdictions as you reasonably designate, and to continue such qualifications in effect so long as this offering continues. The preparation and filing of the applications and other documents relating to such qualifications have been conducted by counsel to the Underwriters. After the termination of the offering and until all of the Debentures have been paid in full by the Company at maturity, the Company will file and make, and pay all fees applicable thereto, such statements and reports and renewals of registration necessary in order to continue to qualify the Debentures for secondary market transactions in the various states in which the Debentures were originally registered for sale.

       (g) For period from the date hereof until the payment in full of all Debentures outstanding at their maturity, the Company will, with out the need of request:

              (i) at close of each fiscal year cause its books and accounts for such year to be audited by Coopers & Lybrand, L.L.P. or another nationally recognized firm of independent public accountants and furnish to you a copy of their report thereon;

              (ii) furnish to you, within one hundred twenty (120) days after the close of each fiscal year, appropriate annual consolidated financial statements of the Company and its consolidated subsidiaries, certified by the aforesaid independent public accountants, in such form as to disclose their financial condition at the end of and the results of their operations for such fiscal year provided, that if the Company furnishes you copies of its Annual Report on Form 10-K, including all exhibits thereto pursuant to paragraph 6(g)(iv), it shall have fulfilled its requirements under this paragraph;

              (iii) furnish to you within forty-five (45) days after the end of each of the first three quarters of each fiscal year copies of quarterly consolidated statements of profit and loss and quarterly consolidated balance sheets of the Company and its consolidated subsidiaries for such periods and for the comparable period of the preceding year, which statements need not be audited provided, that if the Company furnishes you copies of its Quarterly Report on Form 10-Q, including all exhibits thereto pursuant to paragraph 6(g)(iv), it shall have fulfilled its requirements under this paragraph;

              (iv) furnish to you copies of all reports (financial or otherwise) filed with the Commission, copies of all proxy solicitation materials, statements and notices to equity holders of the Company (as a group), copies of each notice published or mailed to holders of the Debentures pursuant to the Indenture, and copies of each annual certificate or report delivered to the Trustee pursuant to the Indenture; and

              (v) furnish to you such reports, certificates and information with respect to the Company and its consolidated subsidiaries as required to be provided to the Underwriters by the Indenture.

              (vi) furnish to you such other information with respect to the Company and its consolidated subsidiaries of their financial condition as you may reasonably request, including, but not limited to, information necessary or appropriate to the maintenance of a secondary market in the Debentures.

       (h) The Company will use the net proceeds received by it from the sale of the Debentures substantially in the manner specified in the Prospectus under the caption "Use of Proceeds."

       (i) The Company will not claim the benefit of any usury laws against any holders of the Debentures.

       (j) The Company will file with the Commission in a timely manner all reports on Form SR required by Rule 463 and will furnish to you copies of any such reports as soon as practicable after the filing period.

       (k) Whether or not the transactions contemplated hereunder are consummated, the Company will pay (i) all costs, fees and expenses incurred in connection with the performance of the Company's obligations hereunder, including, without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants and auditors, all costs and expenses incurred in connection with the preparation, any printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements thereto, this Agreement and the blue sky memoranda, (ii) all reasonable out-of-pocket expenses of the Underwriters in connection with the sale of the Debentures, including, without limitation, the legal fees and disbursements of counsel to the Underwriters, advertising or sales literature expenses incurred in connection with the sale of the Debentures, (iii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Company or the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Debentures for offer and sale under blue sky laws, including the preparation of blue sky memoranda relating to the Debentures, (iv) the fees of the National Association of Securities Dealers: Inc. ("NASD") in connection with the request for clearance of such offering with the NASD (v) all fees and expenses of the Trustee under the Indenture and any paying agent and debenture registrar, and (vi) costs of printing the certificates for the Debentures and all transfer taxes, if any, with respect to the sale and delivery of the Debentures to the Underwriters.

       (l) For a period commencing the date of this Agreement and ending ninety (90) days after the completion of the offering contemplated hereby, the Company will not offer or sell any Debentures except pursuant to this offering, and will not publicly offer or sell any of its other securities, without your prior written consent.

       (m) The Company will furnish or cooperate with you in requesting that the Trustee for the Debentures furnish the list of names and addresses of Debenture holders as provided in Section 7.1 of the Indenture.

       (n) The Company consents to the use, in accordance with the provisions of the Securities Act and of the securities or Blue Sky laws of the jurisdictions in which the Debentures are offered by the Underwriters or by dealers, prior to the Effective Date, of each Preliminary Prospectus furnished by the Company.

7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to act as Underwriters in connection with the offer and sale of the Debentures, to make payment for the Debentures and to take delivery thereof at each Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth, the accuracy in all material respects of the statements of the Company officers made pursuant to the provisions hereof, the performance by the Company of its obligations hereunder and the satisfaction of the following additional conditions precedent:

       (a) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time) of Coopers & Lybrand, L.L.P. confirming that they are independent public accountants within the meaning of the Act and the applicable rules and regulations thereunder and stating in effect, with respect to the consolidated financial statements of the Company, that:

              (i) in their opinion, the consolidated financial statements and related schedules of the Company examined by them and included in the Registration Statement and Prospectus on their authority as experts comply as to form in all material respects with the applicable accounting requirements of the Act, the applicable published rules and regulations of the Commission thereunder, Staff Accounting Bulletins with respect to registration statements on Form S-1, and the requirements of Form S-1; and

              (ii) on the basis of a limited review, not constituting an audit, including a reading of the latest available interim financial statements, a reading of the minutes of the shareholders and of the Board of Directors of the Company, and inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as they may specify, nothing has come to their attention which, in their judgment, would indicate:

                     (A) that any unaudited consolidated financial statements and related notes thereto of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and of the published instructions, rules and regulations of the Commission thereunder with respect to registration statements on Form S-1, or that such unaudited financial information contained in the Prospectus was not prepared in conformity with generally accepted accounting principles applied on a basis consistent with those followed in the preparation of the audited financial statements of the Company included therein, or would require any material adjustment for a fair presentation of the information purported to be shown thereby;

                     (B) at a specified date not more than five days prior to the date of this Agreement, the First Closing Date or any Additional Closing Date, as applicable, there was any change in the capital stock, long-term debt or short-term debt of the Company, or any decrease in total assets, net current assets, net assets or stockholders' equity as compared with amounts shown on the latest balance sheet included in the Registration Statement and Prospectus, except as set forth or contemplated in the Prospectus; and

                     (C) for the period from the closing date of the latest income statement included in the Registration Statement and Prospectus to the specified dates referenced in clause (B) above, there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, income before income taxes or in the total or per share amounts of net income, except as set forth or contemplated in the Prospectus;

              (iii) they have compared specific dollar amounts, number of shares, percentages and other financial information pertaining to the Company set forth in the Prospectus, which have been specified by you, with the general accounting records of the Company, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement; and

              (iv)   such other matters as you may reasonably request.

       For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement. In the event that the letters to be delivered pursuant to this subparagraph shall set forth any changes, increases or decreases, it shall be a further condition to the Underwriters' obligations that you, in your sole discretion, shall have determined, after discussion with officers of the Company responsible for financial and accounting matters and with Coopers & Lybrand, L.L.P., that such changes, increases or decreases as set forth in such letters do not reflect a material adverse change in the capital stock, short-term debt or long-term debt, total assets, net current assets, net assets, or stockholders' equity of the Company as compared with the amount shown in the most recent balance sheet of the Company included in the Prospectus.

       (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., Minneapolis time, on the date of this Agreement or such later date as shall have been consented to by you and all filings required by Rule 424 and/or Rule 430A under the Act shall have been timely made. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Act and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the best knowledge of the Company or you, shall be contemplated by the Commission or by any blue sky or state securities authority; and all requests of the Commission or blue sky or state securities authorities for additional information (to be included in the Registration Statement or Prospectus or a supplement thereto or otherwise) shall have been complied with to your satisfaction.

       (c) The Debentures shall have been qualified for sale under the blue sky laws of such states and in such amounts as shall have been specified by the Underwriters and agreed to by the Company.

       (d) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Debentures hereunder, the validity and form of the certificates representing the Debentures, the execution and delivery of this Agreement and the Indenture and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

       (e) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is required to be stated therein or necessary to make the statements therein not misleading.

       (f) You shall have received an opinion, dated each Closing Date, of Leonard, Street and Deinard, Professional Association, counsel for the Company, in the form attached hereto as Exhibit A

       (g) You shall have received from Oppenheimer Wolff & Donnelly, counsel for the Underwriters, such opinion or opinions, dated each Closing Date, as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of preparing such opinion. In rendering such opinion, such counsel may rely upon the opinion of Leonard, Street and Deinard, Professional Association, referred to above.

       (h) You shall have received a certificate, dated each Closing Date, of the President and the principal financial officer (or principal accounting officer) of the Company on behalf of the Company to the effect that the representations and warranties of the Company in this Agreement are true and correct on and as of the applicable Closing Date to the same effect as if made on such Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of their knowledge, no proceedings for such purpose have been instituted or are contemplated by the Commission, and that there has not been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, (financial or otherwise), or in the results of operations, key personnel, business or business prospects of the Company or any Subsidiary.

       (i) You shall have received a letter, dated each Closing Date, of Coopers & Lybrand, L.L.P. which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days' prior to the applicable Closing Date for the purposes of this subsection.

       (j) The Company will furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you reasonably request and of such other certificates and documents as you may reasonably request.

8.     Indemnification and Contribution.

       (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities joint or severally to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a breach by the Company of the representations, warranties or covenants contained herein, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such loss, claims, damage, liability or action as such expenses are incurred provided that the Company will not be liable in any such case to the extent that any such loss, claims, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriters, as described in the last sentence of paragraph (b) below. The Company shall reimburse the Underwriters for any legal or other reasonable expenses incurred by the Underwriters in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that the payments for such expenses might later be held to be improper in which case the person receiving them shall promptly refund them, provided further that the foregoing indemnity agreement with respect to any Preliminary Prospectus or Prospectus shall not inure to the benefit of the Underwriters on account of any loss, liability, claim, damage and expense whatsoever arising from the sale of any Debentures by the Underwriters to any person if (A) the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus or Prospectus from which such loss, liability, claim, damage or expense arose was corrected in a later Prospectus by amendment or supplement, and (B) a copy of the such later Prospectus (if such amendments or supplements shall have been furnished to the Underwriters prior to the confirmation of the sale involved) shall not have been sent or given by or on behalf of the Underwriters to such person, if required by law, with or prior to the written confirmation of the sale involved.

       (b) The Underwriters severally, but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters, as described in the last sentence of this paragraph (b), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. For all purposes of this Agreement, the information set forth (i) on the last paragraph of the cover page of the Prospectus, and (ii) in the section entitled "Underwriting" in the Prospectus is the only information furnished to the Company by the Underwriters for use in the Registration Statement or the Prospectus, or any related preliminary prospectus.

       (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In any case any such action is brought against any party, and such party notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein with the notifying party and any other Indemnifying Party similarly notified, and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to the notifying party; provided, however, if the defendants in any such action include both the indemnified party and the Indemnifying Party and the indemnified party shall have reasonably concluded that there may be legal defense(s) available to it and/or other indemnified parties which are different from or additional to those available to the Indemnifying Party, the indemnified party or parties shall have the right to select separate counsel to assume the indemnified party's (or parties') defense and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the Indemnifying Party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the Indemnifying Party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed such counsel in accordance with the provisions of the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing all the indemnified parties under this
       Section 8 who are parties to such action); (ii) the Indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the Indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the Indemnifying Party. No indemnifying party, without the prior written consent of the indemnified party, shall effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. An Indemnifying Party shall not be liable for settlement of any such action effected without its written consent but if settled with the written consent of the Indemnifying Party, or it there be a final judgment for the plaintiff in any such action, the Indemnifying Party agrees to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnity agreements contained in this Section 8 and the representations, warranties, agreements, covenants, indemnities and the statements of the Company and its officers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of: (i) any investigation made by or on behalf of the Underwriters or any director or officer or person controlling the Underwriters or by or on behalf of the Company or any director or officer or person who controls the Company; (ii) acceptance of any Debentures and payment therefor hereunder; and (iii) any termination of this Agreement. A successor of an Underwriter or of the Company or any person controlling an Underwriter or the Company, or any officer or director of the Company, as the case may be, shall be entitled to the benefits of the indemnity and reimbursement agreements contained in this Section 8.

       (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection
       (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
       (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Debentures or (ii) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions and underwriting management fees received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the underwritten commissions and discounts and underwriting management fees applicable to the Debentures underwritten by each Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, jointly and severally, to each officer and director of the Underwriters, and to each person, if any, who controls any Underwriters within the meaning of the Act. The obligations of the Underwriters under this Section shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, jointly and severally, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Debentures. If for any reason the purchase of the Debentures by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to paragraph 6(k) and the respective obligations of the Company and the Underwriters under Section 8 shall remain in effect, and if any Debentures have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect.

10. Termination. This Agreement shall terminate (a) at the expiration of six months from the Effective Date, (b) at the Company's Option at such earlier date as permitted under Section 3 hereof (the "Termination Date"), or (c) when all of the Debentures have been sold, except that the provisions of Sections 2, 6, 8, 9 and 12 hereof shall at all times be effective and binding. This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to delivery of and payment for the Debentures, if prior to such time (i) any material adverse change or any development involving a prospective material adverse change, in or affecting the business or properties of the Company or any Subsidiary shall have occurred which, in the judgment of the Underwriters, materially impairs the investment quality or the value of the Debentures, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such exchange or market system, (iii) a banking moratorium shall have been declared either by Federal, New York or Minnesota banking authorities, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on financial markets is such as to make it, in your judgment, impracticable or inadvisable to proceed with the offering or delivery of the Debentures as contemplated by the Prospectus or (v). Any material adverse change in existing financial, political or economic conditions in the United States or elsewhere which change, in your opinion, has materially and adversely affected the market for the Debentures or other securities of the Company or the prospects for the Company, its business or its properties; or


Any substantial loss to the Company by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Underwriters at Miller & Schroeder Financial, Inc., 220 South Sixth Street, Suite 300, Minneapolis, Minnesota 55402, Attention: John M. Clarey, Corporate Capital Group, with a copy to Offerman & Company, Interchange Tower, Suite 1100, 600 Highway 169 South, Minneapolis, MN 55426-1200, Attention: Scott Offerman; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Lundgren Bros. Construction, Inc., 935 East Wayzata Boulevard, Wayzata, Minnesota 55391, Attention: Peter Pflaum, or to such other address of which a party hereto shall notify the other party hereto pursuant to this paragraph.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder and nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations and warranties of the Company contained in this Agreement shall also be for the benefit of any person or persons who control the Underwriters within the meaning of Section 15 of the Act. No purchaser of Debentures from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without regard to its choice of laws provision.

15. Amendment. This Agreement may be amended upon written agreement between the Underwriters and the Company.

16. Time. The Company and the Underwriters agree that time shall be of the essence with respect to this Agreement and the performance and completion of the terms, conditions and provisions set forth and contemplated herein.

17. Headings. The headings and captions used in this Agreement are for convenience only and shall not affect the meaning of the provision thereof.

       If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                        Very truly yours,

                                        LUNDGREN BROS. CONSTRUCTION, INC.


                                        By ___________________________________
                                        Name:  Peter Pflaum
                                        Title:  President


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


MILLER & SCHROEDER FINANCIAL, INC.
OFFERMAN & COMPANY

By: MILLER & SCHROEDER FINANCIAL, INC.


By: __________________________________
    Name:
    Title:



                                                                       EXHIBIT A

                                October ___, 1996

                                                                  (612) 335-1546

Miller & Schroeder Financial, Inc.
Offerman and Company
c/o Miller & Schroeder Financial, Inc.
220 South Sixth Street, Suite 300
Minneapolis, Minnesota 55422

         RE:      LUNDGREN BROS. CONSTRUCTION, INC.

Dear Sirs:

         We have acted as counsel to Lundgren Bros. Construction, Inc., a Minnesota corporation ("Lundgren"), in connection with a Registration Statement on Form S-1 (Registration No. 333-12137) filed by Lundgren with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the issuance by Lundgren of up to $3,000,000 aggregate principal amount of Senior Subordinated Debentures due October 1, 2004 (the "Debentures"), to be publicly offered by you on behalf of Lundgren.

         This opinion is furnished to you pursuant to Paragraph 7(f) of the Underwriting Agreement dated ____________, 1996, by and between Lundgren and you (the "Underwriting Agreement"). Capitalized terms used in this opinion are as defined in the Underwriting Agreement unless otherwise specifically provided herein.

         In acting as counsel for Lundgren and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of Lundgren, agreements and other instruments, certificates of officers and representatives of Lundgren, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. As to the various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon officers of Lundgren and upon statements contained in the Underwriting Agreement.

         Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

         1. Lundgren and its wholly-owned subsidiary, Brush Masters, Inc. (the "Subsidiary"), have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Minnesota, with full corporate power and authority to own their properties and conduct their business as described in the Prospectus. To the best of our knowledge, Lundgren and the Subsidiary are conducting their respective businesses so as to comply in all material respects with applicable federal, state and local statutes, ordinances, rules and regulations. To the best of our knowledge, Lundgren and the Subsidiary hold all material licenses, certificates, and permits from state, federal, and other regulatory authorities necessary for the conduct of their respective businesses as described in the Registration Statement, or have obtained waivers from any such applicable requirements from the appropriate state, federal, or other regulatory authority.

         2. All of the shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, based solely on our review of the Subsidiary's share ledger, are owned of record by Lundgren, free and clear of any security interest, lien or restriction. To the best of our knowledge, Lundgren has no subsidiaries (other than the Subsidiary) or affiliates or affiliated corporations except as explicitly stated in the Registration Statement.

         3. The authorized capital stock of Lundgren is as set forth under the caption "Capitalization" in the Prospectus as of the date(s) indicated, and the issued and outstanding shares of capital stock of Lundgren have been duly authorized and validly issued and are fully paid and non-assessable. The long-term debt and short-term debt of Lundgren have been duly authorized. With the exception of the insurance funded buy-sell agreements described in the Prospectus, no holder of Lundgren's common stock has the right to cause Lundgren to redeem such stock.

         4. The Underwriting Agreement has been duly authorized, executed and delivered by Lundgren and constitutes the legal, valid and binding obligation of Lundgren enforceable in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by equitable principles (regardless of whether enforcement is sought at law or in equity), and except as rights to indemnity hereunder may be limited by applicable securities laws, including the Act and the rules and regulations thereunder.

         5. The Indenture and the Debentures have been duly and validly authorized, executed and delivered by Lundgren and constitute the legal, valid and binding obligations of Lundgren enforceable in accordance with their respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally, and by equitable principles (regardless of whether enforcement is sought at law or in equity). The Debentures are entitled to the benefits of the Indenture. The Debentures are not subject to the preemptive rights of any security holder of Lundgren pursuant to the articles of incorporation or bylaws of Lundgren or any agreement or other instrument of which we are aware. All action required to be taken for the due and proper authorization, issuance and sale of the Debentures has been validly and sufficiently taken. To the best of our knowledge, no security holder of Lundgren has the right to require Lundgren to register any securities held by such person for sale in connection with the transactions contemplated by this Agreement.

         6. The Debentures and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus. The certificates for the Debentures to be delivered hereunder are in due and proper form as provided for in the Indenture.

         7. To the best of our knowledge, neither the issue and sale of the Debentures, the performance of this Agreement, the Indenture, nor the consummation of the transactions contemplated herein and therein will conflict with or constitute a breach of, or default under, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Lundgren or any Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which Lundgren or any Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of any of them is subject, nor will such actions result in any violation of any administrative or court decree known to us or the provisions of the articles of incorporation or bylaws of Lundgren or of the Subsidiary or, to the best of our knowledge, any applicable law or administrative regulation.

         8. No consent, approval, authorization or other order of any court, regulatory body, administrative agency, other governmental body or any self-regulatory agency is required for the execution and delivery of the Agreement, the Indenture or the Debentures or the consummation of the transactions contemplated therein, except such as have been obtained under the Act, or as may be required under applicable blue sky laws and under the rules and regulations of the National Association of Securities Dealers, Inc.

         9. Neither Lundgren nor the Subsidiary is in violation of its articles of incorporation or bylaws or, to the best of our knowledge, in default under any administrative or court decree or in default with respect to any material provision or any lease, loan agreement, franchise, license or permit to which it is a party or by which it may be bound, or to which any of the property or assets of Lundgren or any Subsidiary is subject. To the best of our knowledge, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

         10. To the best of our knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting Lundgren or the Subsidiary, which is required to be disclosed in the Registration Statement.

         11. To the best of our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments, documents or agreements ("Agreements") of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to or filed as required. To the best of our knowledge, all descriptions or references to such Agreements in the Registration Statement are correct in all material aspects.

         12. To the best of our knowledge, Lundgren and the Subsidiary own, license or exclusively hold all rights to use all material trademarks, copyrights, and other intangible personal property necessary to engage in the business conducted by them. In operating their businesses, Lundgren and the Subsidiary do not, to the best of our knowledge, infringe upon the right or claimed right of any person under or with respect to any of the above.

         13. To the best of our knowledge, Lundgren and the Subsidiary have good and marketable title to all property described in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances, except those arising in the ordinary course of business in the development of lots and the construction of homes as described in the Registration Statement or Prospectus and which do not interfere in any material respect with the use of the property or the conduct of the business of Lundgren or the Subsidiary. To the best of our knowledge, the property held under lease by Lundgren and the Subsidiary is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of Lundgren or the Subsidiary.

         14. Lundgren is not, and will not become upon the sale of the Debentures, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

         15. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

         16. The conditions for use of a registration statement on Form S-1 set forth in the General Instructions to Form S-1 have been satisfied with respect to Lundgren and the Registration Statement.

         17. The Commission has declared the Registration Statement effective and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

         18. To the best of our knowledge, Lundgren has not sold any securities in violation of Section 5(a) of the Act.

         In addition to the qualifications and limitations set forth above, the opinions expressed herein are subject to the following qualifications and limitations:

         (a) We express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         (b) The phrases "known to us," "to the best of our knowledge," "of which we are aware," and phrases of similar effect qualifying the opinions set forth above are intended to indicate that, based solely upon the meetings and reviews described below, without any further independent investigation on our part, we have no actual knowledge that the statements made are incorrect.

         (c) In giving the opinions expressed in paragraphs 4 and 5 above, we have assumed that any party seeking to enforce the Underwriting Agreement at all times has been, and will continue at all times to be, exempt from the filing requirements of Minnesota Statutes, Section 290.371, as it relates to the filing of a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all such Notice of Business Activities Reports.

         The primary purpose of our professional engagement by Lundgren in connection with the transactions contemplated by the Underwriting Agreement was not to establish factual matters and, because many determinations involved in the preparation of the Registration Statement and Prospectus were of a wholly or partially non-legal character, we have not passed upon and do not assume any responsibility for the accuracy, completeness or fairness of statements contained in the Registration Statement or Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

         However, in the course of acting pursuant to our engagement by Lundgren, we met in conferences prior to the filing of the Registration Statement with representatives of Lundgren, representatives of Coopers & Lybrand L.L.P., independent certified public accountants for Lundgren, your representatives and your counsel, during which conferences the contents of the Registration Statement and Prospectus and related matters were discussed. In addition, we reviewed copies of the exhibits filed with the Registration Statement, as furnished to us by Lundgren, the minutes of meetings of the Board of Directors and the stockholders of Lundgren, which minutes were represented to us by Lundgren to be all such minutes since the date of Lundgren's incorporation, and various other corporate documents.

         Based on the foregoing, our understanding of applicable law (including the requirements of Form S-1 and the character of the Prospectus contemplated thereby) and the experience we have gained in our practice under the Act, we advise you that we have no reason to believe that either the Registration Statement or the Prospectus as of the effective date of the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that (i) we make no statement regarding the financial statements, schedules and other financial and statistical data contained therein; and (ii) we make no statement concerning statements in, or omissions from, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to Lundgren by the Underwriter specifically for use in the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement.

         We are furnishing this opinion to you solely for your benefit in connection with the above-described transaction. It is not to be used, circulated, quoted or otherwise referred to for any other purpose and no one other than you is entitled to rely on this opinion. This opinion speaks only as of the date hereof, and we hereby expressly disclaim any duty to update any of the statements made herein.

                                         Very truly yours,

                                         LEONARD, STREET AND DEINARD



                                         By
                                             Stephen R. Pflaum

SRP/crs